                                 EXHIBIT 24.4


                   CONSENT OF MORGAN KEEGAN & COMPANY, INC.

                               [LETTERHEAD]



                                      January 12, 1999



Board of Directors
Georgia Bancshares, Inc.
333 Lawrenceville Highway
Tucker, GA 30084

Gentlemen:

Pursuant to the penultimate paragraph of our December 22, 1999 letter, we hereby consent to the use of our opinion in the Registration Statement on Form S-4 of First Sterling Banks, Inc. of our letter to the Board of Directors of Georgia Bancshares, Inc. and to the references to such letter and to our firm in the Joint Proxy Statement/Prospectus.

                                      Yours very truly,

                                      /s/ Park G. Vestal, Jr.
                                      -------------------------------
                                      Morgan Keegan & Company, Inc.